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                                                                    EXHIBIT 11.1
                                MASSBANK CORP.
                      ended September 30, 2001 and 2000.
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                                                  Three Months Ended        Nine Months Ended
Calculation of Basic                                September 30,             September 30,
 Earnings Per Share                               2001         2000         2001         2000
-------------------------------------------------------------------------------------------------
Net Income                                     $2,632,000   $2,697,000   $8,065,000   $8,242,000
                                               ----------   ----------   ----------   ----------

Average common shares outstanding               3,136,667    3,242,927    3,140,069    3,262,556

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                             (17,600)     (26,400)     (17,600)     (26,400)
                                               ----------   ----------   ----------   ----------
Weighted average shares outstanding             3,119,067    3,216,527    3,122,469    3,236,156
                                               ----------   ----------   ----------   ----------
Earnings per share (in dollars)                $     0.84   $     0.84   $     2.58   $     2.55
                                               ----------   ----------   ----------   ----------


                                                  Three Months Ended        Nine Months Ended
Calculation of Diluted                              September 30,             September 30,
 Earnings Per Share                               2001         2000         2001         2000
-------------------------------------------------------------------------------------------------

Net Income                                     $2,632,000   $2,697,000   $8,065,000   $8,242,000
                                               ----------   ----------   ----------   ----------

Average common shares outstanding               3,136,667    3,242,927    3,140,069    3,262,556

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                             (17,600)     (26,400)     (17,600)     (26,400)

Diluted stock options                              95,532       75,843       83,527       75,318
                                               ----------   ----------   ----------   ----------
Weighted average shares outstanding             3,214,599    3,292,370    3,205,996    3,311,474
                                               ----------   ----------   ----------   ----------
Earnings per share (in dollars)                $     0.82   $     0.82   $     2.52   $     2.49
                                               ----------   ----------   ----------   ----------

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